UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 11, 2015
(Date of Report - date of earliest event reported)

Tekmira Pharmaceuticals Corporation
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	001-34949 (Commission File Number)	98-0597776 (I.R.S. Employer Identification No.)

100-8900 Glenlyon Parkway Burnaby, British Columbia, Canada (Address of Principal Executive Offices)		V5J 5J8 (Zip Code)

(604) 419-3200
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2015, Tekmira Pharmaceuticals Corporation, a British Columbia corporation (“Tekmira”), TKM Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Tekmira (“Merger Subsidiary”), and OnCore Biopharma, Inc., a Delaware corporation (“OnCore”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Subsidiary will merge with and into OnCore (the “Merger”), with OnCore surviving as a wholly-owned subsidiary of Tekmira.

Subject to the terms of the Merger Agreement, which has been unanimously approved by the board of directors of Tekmira, at the effective time of the Merger (the “Effective Time”), each share of OnCore common stock and preferred stock, on an as converted to common stock basis, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of Tekmira common shares equal to the quotient of (i) the aggregate number of shares of Tekmira’s common shares that are issued and outstanding immediately prior to the Effective Time or issuable upon the exercise or conversion of all outstanding securities of Tekmira that are exercisable or convertible into Tekmira common shares immediately prior to the Effective Time calculated on a treasury stock method basis divided by (ii) the aggregate number of shares of OnCore’s common stock that are issued and outstanding immediately prior to the Effective Time or issuable upon the exercise or conversion of all outstanding securities of OnCore that are exercisable or convertible into OnCore common stock immediately prior to the Effective Time calculated on a treasury stock method basis (the “Exchange Ratio”). No fractional shares of Tekmira’s common shares will be issued in connection with the Merger.  Each stockholder of OnCore that would be entitled to receive any fraction of a share of Tekmira’s common shares in connection with the Merger shall receive, in lieu of the issuance of such fraction of a share, a cash payment from Tekmira, without interest, in the amount (rounded down to the nearest whole cent) determined by multiplying such fraction of a share by the average closing price of Tekmira common shares on the Nasdaq Global Market over the ten (10) trading days immediately preceding (but not including) the Effective Time.

At the Effective Time, each OnCore stock option, whether vested or unvested (the “Option Awards”), that is outstanding immediately prior to the Effective Time shall be assumed by Tekmira and converted automatically at the Effective Time into an option denominated in Tekmira common shares, except that, subject to the requirements of the Toronto Stock Exchange, (i) the number of Tekmira’s common shares subject to each such Option Award shall be determined by multiplying the number of shares of OnCore common stock subject to the Option Award immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share) and (ii) if applicable, the exercise price per share of each such Option Award shall equal the per share exercise price of the Option Award immediately prior to the Effective Time divided by the Exchange Ratio (rounded upwards to the nearest whole cent).  The Option Awards shall continue to be subject to substantially the same terms and conditions as were applicable to the Option Awards in effect immediately prior to the Effect Time, other than for the adjustments described herein.

At the Effective Time, each OnCore restricted stock award (the “Stock Awards”) that is outstanding immediately prior to the Effective Time shall be assumed by Tekmira and converted automatically at the Effective Time into a restricted stock award denominated in Tekmira common shares, except that (i) the number of Tekmira’s common shares subject to each such Stock Award shall be determined by multiplying the number of shares of OnCore common stock subject to the Stock Award immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share) and (ii) if applicable, the purchase  price per share of each such Stock Award shall equal the per share purchase price of the Stock Award immediately prior to the Effective Time divided by the Exchange Ratio (rounded upwards to the nearest whole cent).  The Stock Awards shall continue to be subject to substantially the same terms and conditions as were applicable to the Stock Awards in effect immediately prior to the Effect Time, other than for the adjustments described herein.

The Merger Agreement contains customary representations, warranties and covenants of Tekmira and OnCore. Each of Tekmira and OnCore has agreed, among other things, not to solicit alternative transactions. Each of Tekmira and OnCore has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. The Merger Agreement also requires Tekmira to call and hold a stockholders’ meeting and for Tekmira’s board of directors to recommend that Tekmira’s stockholders adopt the Merger Agreement.

As a condition to the closing of the Merger, Tekmira must have a total of seven (7) authorized directors. Four of the directors of Tekmira as of the closing of the Merger will be Vivek Ramaswamy, Mark Murray, Keith Manchester and Daniel Kisner.

The Merger Agreement contains certain termination rights for both Tekmira and OnCore, and provides that, upon termination of the Merger Agreement under specified circumstances, Tekmira may be required to pay OnCore a termination fee of either $5 million or $12 million, depending upon the circumstances giving rise to the termination of the Merger Agreement, including if Tekmira accepts a superior acquisition proposal.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is hereby incorporated into this report by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Tekmira or OnCore. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in a confidential disclosure schedule provided by Tekmira to OnCore and in a confidential disclosure schedule provided by OnCore to Tekmira in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Tekmira and OnCore rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Tekmira or OnCore.

Concurrently with entering into the Merger Agreement, certain directors, executive officers and stockholders of Tekmira entered into Voting Agreements with OnCore (collectively, the “Tekmira Voting Agreements”) pursuant to which they agreed, among other things, to vote their Tekmira common shares for the adoption of the Merger Agreement and against any alternative proposal and against any action or agreement that would frustrate the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement. The names of the directors, executive officers and stockholders of Tekmira that entered into Tekmira Voting Agreements with OnCore are set forth on Exhibit 99.1 hereto and is hereby incorporated into this report by reference. The foregoing description of the Tekmira Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Tekmira Voting Agreement, a copy of which is attached as Exhibit B to the Merger Agreement filed herewith as Exhibit 2.1, and is hereby incorporated into this report by reference.

The Tekmira common shares issuable in the Merger have not been, and as of the Effective Time of the Merger, will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  Concurrently with entering into the Merger Agreement, Tekmira has entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain of the stockholders of OnCore (the “Sellers”). The Registration Rights Agreement requires the Company, after the Effective Time, to file a resale registration statement with the SEC registering for resale (i) the Tekmira common shares issuable to such Sellers in connection with the Merger (the “Merger Stock”) and (ii) any additional Tekmira’s common shares issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, any Merger Stock.  The Company has agreed to cause the registration statement to be declared effective on or prior to the date that any Sellers may sell or dispose of his Merger Stock under the terms of the Sellers’ respective Lock-Up Agreements (as discussed below).  Additionally, the Sellers will have certain customary demand and piggy-back registration rights, subject to certain underwriter cutbacks. Under the Registration Rights Agreement, Tekmira will generally pay for the registration expenses (excluding underwriting discounts and commissions), and each party will have customary indemnification obligations to the other parties.

 Under the Registration Rights Agreement, in connection with any underwritten offering effected pursuant to the Registration Rights Agreement, each of the Sellers will agree to a lock-up of all of the equity securities of Tekmira owned, beneficially or otherwise, by them for a period of 90 days following the Effective Time of such underwritten offering, subject to certain extensions.  Additionally, in connection with any underwritten offering effected pursuant to the Registration Rights Agreement and subject to certain customary exceptions, Tekmira has agreed not to effect any public sale or distribution of its equity securities during the seven day period prior to the Effective Time of such underwritten offering and a period thereafter not to exceed 90 days, subject to certain extensions.  The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, a copy of which is attached as Exhibit D to the Merger Agreement filed herewith as Exhibit 2.1, and is hereby incorporated into this report by reference.

Concurrently with the execution of the Merger Agreement, Roivant Sciences, Ltd., a Bermuda exempt company, which is the largest stockholder of OnCore (“Roivant”), certain other  stockholders of OnCore (“OnCore Parties”) and certain directors, officers and stockholders of Tekmira (the “Tekmira Parties”) have entered into lock-up agreements with Tekmira (collectively, the “Lock-Up Agreements”).  Pursuant to the terms of the Lock-Up Agreements, Roivant and the OnCore Parties have agreed, subject to certain customary exceptions, to not sell or otherwise dispose of any of their respective Tekmira common shares (including any shares of Merger Stock received by them) for a period of 27 months following the Effective Time; provided that (i) an aggregate of 25% of their respective shares will be released after 9 months following the Effective Time, (ii) an aggregate of 10% of their respective shares will be released in each of the subsequent five quarters thereafter and (iii) an aggregate of 25% of their respective shares will be released after 27 months from the Effective Time.  Additionally, the Lock-Up Agreement between Roivant and Tekmira (the “Roivant Lock-Up”) provides that upon certain material breaches of the Governance Agreement (as discussed below) by Tekmira that remain uncured after thirty (30) days, all shares subject to the Roivant Lock-Up will be released from the provisions of the Roivant Lock-Up.  Pursuant to the terms of the Lock-Up Agreement, the Tekmira Parties have agreed, subject to certain customary exceptions, to not sell or otherwise dispose of such Tekmira common shares for a period of 27 months following the Effective Time; provided that (i) an aggregate of 25% of such of their respective shares will be released after 9 months following the Effective Time, (ii) an aggregate of 10% of such of their respective shares will be released in each of the subsequent five quarters thereafter and (iii) an aggregate of 25% of such of their respective shares will be released after 27 months from the Effective Time. The names of the OnCore Parties and Tekmira Parties that entered into Lock-Up Agreements with Tekmira are set forth on Exhibit 99.2 hereto and is hereby incorporated into this report by reference. The foregoing descriptions of the Lock-Up Agreements, and the Roivant Lock-Up, do not purport to be complete and are qualified in their entirety by reference to the form of Lock-Up Agreements for Roivant, the OnCore Parties and the Tekmira Parties, copies of which are attached as Exhibits C-1, C-2 and C-3, respectively, to the Merger Agreement filed herewith as Exhibit 2.1, and is hereby incorporated into this report by reference.

 Concurrently with entering into the Merger Agreement, Tekmira and Roivant entered into a Governance Agreement (the “Governance Agreement”) relating to the composition of Tekmira’s board of directors and certain other corporate governance matters.  Pursuant to the terms of the Governance Agreement, Tekmira shall amend its articles of incorporation (the “Amendment”) to be effective as of the Effective Time, which such Amendment shall provide Roivant the right to designate one (1) director to Tekmira’s board of directors for so long as Roivant has “beneficially ownership” (as defined pursuant Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or exercises control or direction over not less than 10% of Tekmira’s outstanding capital stock and the right to designate up to two (2) additional directors to Tekmira’s board of directors for so long as Roivant has “beneficially ownership” or exercises control or direction over not less than 20% of Tekmira’s outstanding capital stock, in each case subject to certain nomination procedures.  For so long as Roivant has the right to designate at least one (1) or more directors to Tekmira’s board of directors pursuant to the Amendment, the Amendment will require that the total authorized directors of Tekmira’s board of directors will not exceed seven (7) directors without the prior written consent of Roivant.  Additionally, the Amendment will provide that certain actions by Tekmira will require a supermajority vote of at least 70% of Tekmira’s board of directors.  Roivant’s director designation rights and the supermajority board voting requirements will be effective upon the Effective Time and will expire upon the earlier of (i) 36 months from the Effective Time and (ii) when Roivant has “beneficially ownership” or exercises control or direction over less than 10% of Tekmira’s outstanding capital stock.

The Governance Agreement also provides that from and after the Effective Time and until the earlier of (i) 36 months from the Effective Time and (ii) when Roivant no longer has the right to designate one or more directors to Tekmira’s board of directors pursuant to the terms of the Amendment (the “Governance Period”), Tekmira will put forward for nomination and election at each meeting of Tekmira’s shareholders for the election of directors Roivant’s director designees and Roivant shall vote in favor of all such director nominees put forward by Tekmira for election to the board of directors and shall vote against the election of any person nominated by anyone other than Tekmira’s board of directors.  The Governance Agreement also subjects Roivant to certain obligations of confidentiality during the Governance Period with respect to Tekmira’s confidential information. Additionally, the Governance agreement requires that throughout the Governance Period, Tekmira shall use its reasonable efforts to avoid, in respect of any taxable year, being treated as a passive foreign investment company within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended. The foregoing description of the Governance Agreement and Amendment does not purport to be complete and is qualified in its entirety by reference to the form of Governance Agreement, a copy of which is attached as Exhibit E to the Merger Agreement filed herewith as Exhibit 2.1, and the form of Amendment attached as Exhibit H to the Merger Agreement, each of which are hereby incorporated into this report by reference.

Concurrently with entering into the Merger Agreement, Tekmira and Roivant entered into a standstill agreement (the “Standstill Agreement”).  Under the terms of the Standstill Agreement, Roivant has agreed that, until the earlier of (i) three years after the Effective Date of the Merger and (ii) such time as Roivant no longer has the right to nominate at least one director to Tekmira’s board of directors pursuant to the terms of the Governance Agreement, Roivant shall not acquire, offer to acquire, or agree to acquire ownership of any additional common shares of Tekmira, or take certain other actions related to the calling of meetings, proxies, proposals and other actions of the stockholders of Tekmira.  The foregoing description of the Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Standstill Agreement, a copy of which is attached as Exhibit F to the Merger Agreement filed herewith as Exhibit 2.1, and is hereby incorporated into this report by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Tekmira plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed Merger. The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Tekmira through the SEC’s website at www.sec.gov and from Tekmira by contacting Investor Relations by telephone at (604) 419-3200 or upon written request addressed to our corporate secretary at Tekmira Pharmaceuticals Corporation, 100 – 8900 Glenlyon Parkway, Burnaby, BC, Canada, V5J 5J8 or by going to Tekmira’s Investor section on its corporate web site at www.tekmira.com.

Tekmira and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Tekmira in connection with the proposed Merger. Information regarding the interests of these executive officers and directors in the transaction described herein will be included in the proxy statement described above. Additional information regarding these executive officers and directors is also included in Tekmira’s Annual Report on Form 10-K, which was filed with the SEC on March 28, 2014, and is supplemented by other public filings made, and to be made, with the SEC by Tekmira. The Annual Report on Form 10-K and other public filings are available free of charge through the SEC’s website at www.sec.gov and from Tekmira by contacting Investor Relations by telephone at (604) 419-3200 or upon written request addressed to our corporate secretary at Tekmira Pharmaceuticals Corporation, Tekmira Pharmaceuticals Corporation, 100 – 8900 Glenlyon Parkway, Burnaby, BC, Canada, V5J 5J8 or by going to Tekmira’s Investor section on its corporate web site at www.tekmira.com.

Item 8.01.  Other Events.

On January 11, 2015, Tekmira issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference in its entirety.

On Monday January 12, 2014, Tekmira held a conference call and webcast presentation regarding the proposed Merger.  A copy of the materials provided by Tekmira to participants of the conference call and webcast presentation are attached hereto as Exhibit 99.4 and incorporated herein by reference in their entirety.  A copy of the call script used by Tekmira during this conference call is attached hereto as Exhibit 99.5 and incorporated herein by reference in its entirety.  A copy of the transcript generated after the occurrence of this conference call is attached hereto as Exhibit 99.6 and incorporated herein by reference in its entirety.

Safe Harbor for Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Current Report on Form 8-K include statements about the proposed merger of Tekmira and OnCore; the anticipated closing of the merger; calling, holding and obtaining Tekmira shareholder approval for the merger; the executives and board members of the combined company.

With respect to the forward-looking statements contained in this Current Report on Form 8-K, Tekmira has made numerous assumptions regarding, among other things: the ability to obtain required shareholder and regulatory approval for the merger and the timing thereof; the ability to satisfy all conditions for the closing of the merger; and the subsequent integration of Tekmira and OnCore business and operations.  While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: the ability of the parties to consummate the proposed merger; satisfaction of closing conditions to the consummation of the proposed merger; the ability to obtain Tekmira shareholder approval for the merger; the ability to obtain any required regulatory approvals and the timing of such, and conditions that may be imposed on the merger therefrom; the impact of the announcement or the closing of the merger on Tekmira’s relationships with its employees, existing customers or potential future customers; the ability of Tekmira to successfully integrate OnCore’s operations and employees in a timely and efficient manner; and such other risks detailed in Tekmira’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2014, and other continuous disclosure filings which contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof. Tekmira assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K, except as required by law.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

	Exhibit No.	Description

	2.1*	Agreement and Plan of Merger and Reorganization, dated January 11, 2015, by and among Tekmira Pharmaceuticals Corporation, TKM Acquisition Corporation and OnCore Biopharma, Inc.

	99.1	Schedule of signatories to Tekmira Voting Agreement

	99.2	Schedule of signatories to Lock-Up Agreement

	99.3	Press Release, dated January 11, 2015

	99.4	Presentation Materials, dated January 12, 2015

	99.5	Presentation Call Script, dated January 12, 2015

	99.6	Presentation Transcript, dated January 12, 2015

*Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           January 12, 2015

TEKMIRA PHARMACEUTICALS CORPORATION

By:	/s/ Bruce G. Cousins
	Name:	Bruce G. Cousins
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated January 11, 2015, by and among Tekmira Pharmaceuticals Corporation, TKM Acquisition Corporation and OnCore Biopharma, Inc.

99.1	Schedule of signatories to Tekmira Voting Agreement

99.2	Schedule of signatories to Lock-Up Agreement

99.3	Press Release, dated January 11, 2015

99.4	Presentation Materials, dated January 12, 2015

99.5	Presentation Call Script, dated January 12, 2015

99.6	Presentation Transcript, dated January 12, 2015

* Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.